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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 20, 2002
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                              Antares Pharma, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Minnesota                 0-20945                41-1350192
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(State or Other Jurisdiction      (Commission             (IRS Employer
      of Incorporation)           File Number)         Identification No.)


707 Eagleview Boulevard, Suite 414, Exton, PA                19341
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   (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code       610.458.6200
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On June 10, 2002, Antares Pharma, Inc. (the "Company") accepted a Subscription Agreement and Letter of Investment Intent (the "Agreement") from Jacques Gonella, the Company's principal shareholder and Chairman of the Board, for the purchase of 509,137 shares of common stock of the Company (the "Shares"). The Board of Directors ratified the Agreement on June 20, 2002. Pursuant to the Agreement, the common stock was sold for a purchase price of $4.00 per share, which represents the closing price of the Company's common stock as reported on the Nasdaq SmallCap Market on June 10, 2002, the date of the Agreement. As payment for the Shares, Mr. Gonella converted a Term Note issued to him from the Company, dated February 20, 2002. The Term Note was for the principal amount of $2,000,000, and had accumulated $36,550 in interest as of the date of conversion. The Shares issued to Mr. Gonella pursuant to the Agreement are restricted shares and do not carry with them any registration rights. Following the issuance of the Shares pursuant to the Agreement, Mr. Gonella and Permatec Holdings AG, of which Mr. Gonella is the principal shareholder, beneficially own 63.9% of the common stock of the Company. On June 25, 2002, the Company issued a press release announcing the completion of the above-described transaction, a copy of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.


       99.1    Press Release dated June 25, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTARES PHARMA, INC.



Date:  June 25, 2002                    By   /s/ Roger Harrison
                                             ---------------------------------
                                             Roger Harrison
                                        Its  Chief Executive Officer

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                                  EXHIBIT INDEX

   99.1          Press Release dated June 25, 2002.